FOR IMMEDIATE RELEASE

OSAGE BANCSHARES, INC.

ANNOUNCES VOTING RESULTS

FROM 2007 ANNUAL MEETING

Pawhuska, OK- November 21, 2007-Osage Bancshares, Inc. (NASDAQ: OSBK), the holding company for Osage Federal Bank, announced the results of the voting at its 2007 Annual Meeting of Shareholders which was held today. At the meeting, Gary D. Strahan, Richard Trolinger and Martha M. Hayes were re-elected as directors. Shareholders also approved the Osage Bancshares, Inc. 2007 Stock Compensation and Incentive Plan.

Osage Bancshares, Inc., through its subsidiary Osage Federal Bank, operates two offices and two automated teller machines in Osage and Washington Counties, Oklahoma. The Company’s stock is traded on the NASDAQ Global Market under the symbol OSBK.

Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Mark S. White
President
OSAGE BANCSHARES, INC.
918-287-2919

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